                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

The  undersigned  hereby  appoints  Peter A. Cohen,  Morgan B. Stark,  Thomas W.
Strauss and Jeffrey M. Solomon,  or any of them, his true and lawful attorney-in fact and agent to execute  for and on behalf of the  undersigned  all Forms 3, 4 and 5 required to be filed under Section 16(a) of the Securities Exchange Act of
1934 and the  rules  thereunder  as a  result  of the  undersigned's  beneficial ownership of, or participation in a group with respect to, securities,  directly or indirectly  beneficially owned by Ramius Capital Group,  L.L.C. or any of its affiliates, of Kensey Nash Corporation,  and granting unto said attorney-in-fact and agent  full power and  authority  to do and  perform  each and every act and thing which he might or could do in person,  hereby ratifying and confirming all that said  attorney-in-fact  and agent  may  lawfully  do or cause to be done by virtue  hereof.  The  authority  of Peter A. Cohen,  Morgan B. Stark,  Thomas W.
Strauss and  Jeffrey M.  Solomon,  or any of them,  under this Power of Attorney shall remain in full force and effect with respect to the undersigned  until the undersigned  is no  longer  required  to file  Forms 3, 4, and 5 unless  revoked earlier in writing.

Date: August 6, 2007

/s/ Peter A. Cohen
----------------------
Peter A. Cohen

/s/ Morgan B. Stark
----------------------
Morgan B. Stark

/s/ Jeffrey M. Solomon
----------------------
Jeffrey M. Solomon

/s/ Thomas W. Strauss
----------------------
Thomas W. Strauss